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                                                                    EXHIBIT 99.1


IASIS Healthcare Corporation
Preliminary Financial Information (presented to prospective senior lenders)


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
Q1-2003 Key Operating Guidance
($ in millions)                                                            Q1-03E
                                                                           ------
Estimated net revenue                                                   $249 - $255

Estimated EBITDA                                                          $32 - $33

Long-term debt and capital lease obligations outstanding at December 31, 2002:

     Bank facilities (see Note)                                             $353
     Senior subordinated notes                                              $230
     Capital lease obligations                                              $  8
                                                                            ----
       Total                                                                $591

Estimated total leverage at 12/31/02                                        4.3x
Estimated senior leverage at 12/31/02                                       2.7x

     Note: Bank facilities include $29.5 million outstanding under the revolving credit facility.
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